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                                                                Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-87314, 33-53298, 33-48766, 33-71964 and 333-12139 of Cayenne Software, Inc.
on Form S-8 and Registration Statement No. 33-99956 and 33-89940 of Cayenne Software, Inc. on Form S-3 of our report dated February 2, 1996 (relating to the consolidated financial statements of Cadre Technologies Inc. and subsidiaries) appearing in this Annual Report on Form 10-K of Cayenne Software, Inc. for the transition period ended December 31, 1996.


Deloitte & Touche LLP
Boston, MA

March 28, 1997